SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 5, 2003

                           GLOBAL BUSINESS RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Florida
                 (State or Other Jurisdiction of Incorporation)

         000-                                             65-1048794
      ---------------                                  ---------------
 (Commission File Number)                     (IRS Employer Identification No.)

                              22154 Martella Avenue
                              Boca Raton Fl,     33433
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               (Address of Principal Executive Offices) (Zip Code)

                              (954) 537-4766
              (Registrant's Telephone Number, Including Area Code)


                   (Former Name or Former Address, if Changed
                               Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

(a ) Previous Independent Auditors:

(i) On November 5, 2003, the Company replaced Robert Jarkow, CPA. as the independent auditor for the Company and appointed Webb & Co., P.A. as the new independent auditor for the Company.

(ii) During the two most recent fiscal years and interim period subsequent to September 30, 2003, there have been no disagreements with Robert Jarkow, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii) Robert Jarkow, CPA's report on the financial statements for the year ended December 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv) The Company has requested that Robert Jarkow, CPA furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC, dated November 5, 2003, is filed as an Exhibit to the Form 8-K.

(b) New Independent Accountants:

(i) The Company engaged, Webb & Co., CPA, 1375 Gateway Boulevard, Boynton Beach, Florida 33426 as its new independent auditors as of November 5, 2003. Prior to such date, the Company did not consult with Webb & Co., CPA regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb & Co, CPA, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.  Financial Statements and Exhibits

(a) Not applicable. (b) Not applicable.
(c) Letter from Robert Jarkow, CPA

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS RESOURCES, INC.


By: /s/ Peter Goldstein
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        PETER GOLDSTEIN, President

Date: November 5, 2003